UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2007

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4141 Blue Lake Circle. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by XFormity Technologies, Inc., a Colorado corporation (the "Company"):

a.           Effective December 12, 2007, the Board of Directors of the Company approved the grant and issuance of options exercisable to purchase an aggregate of 6,775,000 shares of common stock. The options are exercisable until December 12, 2014 (the “Expiration Date”) at an exercise price equal to $0.16 per share (the “Exercise Price”), which was equal to 100% of the closing market price of the Company’s common stock, as quoted on the OTC Electronic Bulletin Board, on the grant date.  Of the options, one-third vest immediately upon grant, one-third vest on December 12, 2008 and one-third vest on December 12, 2009, subject to the grantee/optionee continuing to be in service with the Company on each vesting date.  The options were granted and issued under the Company’s 1999 Equity Incentive Plan (the “Plan”) and are subject to the terms and conditions of the Plan.

b.           The options were granted to twelve persons, including the executive officers and directors set forth below:
:
Name                                                                           Title                                           Number of Options Granted
Chris Ball                                                                    CEO                                                      2,000,000
Drew Seale                                                                 CTO                                                      2,000,000
Jack Rabin                                                                  CFO                                                      1,000,000
Michael Shahsavari                                               Director                                                      250,000
Paul Dwyer                                                              Director                                                      250,000
Ken Johnson                                                           Director                                                      250,000
5 employees as a group                                                -                                                         1,000,000
Clifford Neuman                                                    Vendor                                                           25,000

The previous 25,000 outstanding options granted at an exercise price of $0.26 were effectively cancelled in conjunction with the above grant.

c.        No fees or commissions were paid in connection with the option grants.

 d.     The issuance of the options was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2).  The options, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. The options were “restricted securities” within the meaning of Rule 144 under the Securities Act and the certificated evidencing same bore the Company’s customary restrictive legend. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each optionee with an opportunity to investigate all aspects of our business, including providing each investor with an opportunity to review our reports filed with the Securities and Exchange Commission.

e.	Not applicable.

f.	Not applicable.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective at the Board meeting held on December 12, 2007, Mr. Ken Johnson, 55, was unanimously elected to serve as a director.  Our directors are each elected for a term of one year and serve until their qualified successor has been elected. Mr. Johnson has been paid as an outside consultant to the Company since December 2006.

For the past 15 years, Mr. Johnson has served as President of NA Sales, Inc. a consulting firm specializing in sales, marketing and business development. Current clients, besides XFormity, Inc include RSM McGladrey Financial Process Outsourcing.  Other past clients include Pillsbury/Green Giant Fresh where he played a major role in the development of new products and markets for that produce brand; Golden State Foods Corporation where he worked to develop and implement a sales and marketing plan to pursue chain account manufacturing business; John I. Haas, a worldwide leader in the growing and marketing of Hops where he worked on the integration of a diverse line of manufacturing businesses that they acquired.

No family relationship exists between Mr. Johnson and any of our other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: December 18, 2007	/s/ Chris Ball, Chief Executive Officer ______________ _______________________